Exhibit 32.4

Section 1350 Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kimco Realty OP, LLC (“Kimco OP”) hereby certifies, to such officer’s knowledge, that:

(i)
the accompanying Annual Report on Form 10-K of Kimco OP for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kimco OP.

Date: February 21, 2025
/s/ Glenn G. Cohen
Glenn G. Cohen
Chief Financial Officer